REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     -----

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                     -----

                               WEST COAST BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Oregon                                            93-0810577
(STATE OF INCORPORATION)                       (IRS EMPLOYER IDENTIFICATION NO.)

    5335 Meadows Road, Suite 201
    Lake Oswego, Oregon                                     97035
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                           2000 RESTRICTED STOCK PLAN
                            (FULL TITLE OF THE PLAN)


                                Shauna L. Vernal
                               West Coast Bancorp
                          5335 Meadows Road, Suite 201
                            Lake Oswego, Oregon 97035
                            Telephone (503) 684-0884
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)




                                   CALCULATION OF REGISTRATION FEE
===================================================================================================
                                            PROPOSED MAXIMUM  PROPOSED MAXIMUM
      TITLE OF                 AMOUNT TO BE  OFFERING PRICE       AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED     PER SHARE        OFFERING PRICE  REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Stock, no par value(1)  250,000 shares     (2)            $2,593,750(2)      $684.75
===================================================================================================

(1)  Pursuant to Rule 416 under the Securities Act of 1933, this registration  statement also covers an  indeterminate  number of additional  shares reserved for issuance under the 2000 Restricted
     Stock Plan as a result of any future stock split, stock dividend,  or similar adjustment of the outstanding  common stock.

(2)  Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed  based on the average of the high and low per share sales  prices,  $10.375, reported for the common stock,  no par value  ("Common  Stock"),  on The Nasdaq Stock Market on
     April 13, 2000.
====================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the registrant with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

              (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 Form 10-K").

              (b) The registrant's Current Reports on Form 8-K filed January 7, 2000, and April 3, 2000.

              (c) The description of the registrant's  capital stock included as
              Exhibit 99.1 to this registration statement.

         All documents filed by the registrant subsequent to the date of filing of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

              Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

              None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Oregon Business Corporation Act (the "Oregon Act") requires the indemnification of an individual made a party to a proceeding because the individual is or was a director, officer, employee, or agent of a corporation (unless limited by the corporation's articles of incorporation) if the individual is wholly successful in the proceeding, on the merits or otherwise. In addition, the Oregon Act allows a corporation to indemnify such an individual if: (a) the conduct of the individual was in good faith; (b) the individual reasonably believed that the individual's conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual's conduct was unlawful.

         A corporation may also provide indemnification if (x) in the case of any proceeding by or in the right of the corporation, such individual was not adjudged liable to the corporation or (y) in connection with any proceeding (other than a proceeding by or in the right of the corporation) charging improper personal benefit to the individual, such individual was not adjudged liable on the basis that he or she improperly received a personal benefit.

         The Oregon Act also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

                                     -II-1-

         The indemnification described above is not exclusive of any other rights to which officers or directors may be entitled under a corporation's articles of incorporation or bylaws, or under any agreement, action of its board of directors, vote of shareholders or otherwise.

         Article V of the restated articles of incorporation of the Company provides that the Company will indemnify each of its directors to the fullest extent permissible under the Oregon Act and permits the Company to indemnify its officers, employees, and agents. Section 5 of the bylaws of the Company requires such indemnification for directors and officers, or any individual who, while a director of the corporation, is or was serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability and expenses, including attorney fees, actually and necessarily incurred by such individual in connection with any threatened, pending, or completed action, suit, or proceeding to which the individual is a party. However, the Company will not provide indemnification when (1) a director or officer commits intentional misconduct or knowingly violates the law; (2) a director or officer is adjudged liable to the Company in a proceeding by or in the right of the Company; or (3) a director or officer is adjudged liable in any proceeding charging improper personal benefit on the basis that the director or officer improperly received a personal benefit. The Company may, but is not required to, offer the same rights of indemnification, on a case-by-case basis, to employees and agents of the Company. Indemnification rights and procedures, including entitlement to advances of expenses, are set forth in more detail in the Company's bylaws.

         The Company has also entered into indemnification agreements with its directors and certain of its officers. These agreements provide that the Company will indemnify its directors and officers who are parties thereto to the fullest extent permitted under the Oregon Act and the Company's articles of incorporation and bylaws against expenses and liabilities incurred in specified actions, suits or proceedings unless covered by insurance or except in the circumstances described above.

         ORS 60.367 provides that any director held liable pursuant to that section for the unlawful payment of a dividend or other distribution of assets of a corporation shall be entitled to contribution from (a) each shareholder who accepted the dividend or distribution knowing the same to have been made in violation of the Oregon Act or the articles of incorporation and (b) each director who voted for or assented to the dividend or distribution without complying with the applicable standards of conduct described in ORS 60.357.

         The Company carries insurance coverage for its officers and directors against certain liabilities that they may incur in their respective capacities with the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-6.

Item 9.  UNDERTAKINGS.

         (a)  The registrant hereby undertakes:

                   (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                                     -II-2-

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                        (ii) To  reflect in the  prospectus  any facts or events
                   arising  after  the  effective   date  of  the   registration
                   statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material  information  with respect
                   to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining  any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from  registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

                                     -II-3-

                                   SIGNATURES

THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Oswego, state of Oregon, on the 20th day of April, 2000.

                                        WEST COAST BANCORP


                                        By /s/ Robert D. Sznewajs
                                           Robert D. Sznewajs
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert D. Sznewajs and Shauna L. Vernal, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign this registration statement to be filed by West Coast Bancorp, relating to 250,000 shares of its common stock, no par value, issuable pursuant to its 2000 Restricted Stock Plan, and any and all amendments (including post-effective amendments) to such registration statement and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, each of the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 20th day of April, 2000.

              Signature                                     Title
              ---------                                     -----
         Principal Executive Officer and Director:

         /s/ Robert D. Sznewajs            President and Chief Executive Officer
         Robert D. Sznewajs                and Director

         Principal Financial Officer:

         /s/ Anders Giltvedt               Chief Financial Officer
         Anders Giltvedt

         Principal Accounting Officer:

         /s/ Kevin M. McClung              Vice President and Controller
         Kevin M. McClung

                                     -II-4-

         A majority of the Board of Directors:


         /s/ Lloyd D. Ankeny               Director
         Lloyd D. Ankeny

         /s/ Michael J. Bragg              Director
         Michael J. Bragg


         /s/ William B. Loch               Director
         William B. Loch


         /s/ Jack E. Long                  Director
         Jack E. Long


         /s/ C. Douglas McGregor           Director
         C. Douglas McGregor


         /s/ J. F. Ouderkirk               Director
         J. F. Ouderkirk


         /s/ Mary B. Pearmine              Director
         Mary B. Pearmine


         /s/ Gary D. Putnam                Director
         Gary D. Putnam

                                     -II-5-

                                INDEX TO EXHIBITS


4.1 Restated Articles of Incorporation, as amended, of the registrant. Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

4.2      Restated Bylaws of the registrant. Incorporated by reference to Exhibit
         3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

5        Opinion of Miller Nash LLP.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Dwyer Pemberton and Coulson, P.C.

23.3     Consent of Miller Nash LLP.  Included in Exhibit 5.

24       Power of attorney of certain officers and directors. See page II-4.

99.1     Description of the capital stock of West Coast Bancorp.

99.2     West Coast Bancorp 2000 Restricted Stock Plan.

-----------------

         Other exhibits listed in Item 601 to Regulation S-K are not applicable.

                                     -II-6-